UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 13, 2026

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York New York	001-39013 001-04471	83-3933743 16-0468020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 4505, 401 Merritt 7 Norwalk, Connecticut 06851-1059
(Address of Principal Executive Offices, Including Zip Code)
(203)
849-5216
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 Par Value	XRX	Nasdaq Global Select Market
Xerox Holdings Corporation Warrants to Purchase Common Stock, $1 par value	XRXDW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 13, 2026 (the “Settlement Date”), Xerox Corporation (“Xerox”) and Xerox Holdings Corporation (“Holdings” and together with Xerox, the “Companies”), completed the previously announced exchange transactions pursuant to that certain exchange support agreement (the “Exchange Support Agreement”), dated as of October 29, 2026, by and among the Companies, the subsidiary guarantors named therein and certain holders of 5.500% Senior Notes due 2028 of Holdings (the “2028 Notes”), the Existing First Lien Notes (as defined below) and/or term loans under the Term Loan Credit Agreement (as defined below), or their investment advisors, sub-advisors or managers (the “Consenting Holders”), whereby, among other things, the Companies entered into the Exchange Agreement (as defined below) pursuant to which the Consenting Holders holding 2028 Notes (the “Exchanging Holders”) exchanged $173,679,000 aggregate principal amount of 2028 Notes held by the Exchanging Holders (representing approximately 31.2% of the outstanding aggregate principal amount of the 2028 Notes) for (i) $121,086,000 aggregate principal amount of 10.250% Senior Secured First Lien Notes (2026 Issue) due 2030 newly issued by Xerox (the “New 1L Exchange Notes”) and (ii) 3,872,062 shares of common stock, par value $1.00 per share, of Holdings (the “Exchange Common Stock” and such exchange transactions, the “Exchanges”).

Following the consummation of the Exchanges, $382,456,000 aggregate principal amount of 2028 Notes remain outstanding.

New 1L Exchange Notes Indenture

The New 1L Exchange Notes are governed by an indenture, dated as of the Settlement Date (the “Indenture”), among Xerox, Holdings, certain of Xerox’s domestic and foreign subsidiaries and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

The New 1L Exchange Notes bear interest at a rate of 10.250% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2027. The New 1L Exchange Notes are unconditionally guaranteed on a senior secured basis by Holdings and certain of Xerox’s domestic and foreign subsidiaries and, subject to certain exceptions and permitted liens, secured by security interests in substantially all of the assets of Xerox, Holdings and such subsidiaries (the “Xerox Collateral”) on a first-priority basis by the Xerox Collateral that is Fixed Asset Collateral (as defined in the Indenture) and on a second-priority basis by the Xerox Collateral that is Current Asset Collateral (as defined in the Indenture).

At any time and from time to time prior to October 15, 2027, some or all of the New 1L Exchange Notes are redeemable for cash at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium described in the Indenture and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Beginning on October 15, 2027, some or all of the New 1L Exchange Notes are redeemable at any time and from time to time at the applicable redemption prices listed in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time and from time to time prior to October 15, 2027, up to 40% of the aggregate principal amount of the New 1L Exchange Notes are redeemable with funds from one or more equity offerings at a redemption price equal to 110.250% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to October 15, 2027, during each 12-month period commencing with the issue date of the New 1L Exchange Notes, up to 10% of the aggregate principal amount of the New 1L Exchange Notes outstanding are redeemable at a redemption price equal to 103% of the principal amount of the New 1L Exchange Notes redeemed plus accrued and unpaid interest.

If Xerox experiences a Change of Control Triggering Event (as defined in the Indenture), Xerox will be required to offer to repurchase the New 1L Exchange Notes, at 101% of the principal amount of such New 1L Exchange Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the ability of Xerox, Holdings and Xerox’s restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, prepay, redeem or repurchase certain subordinated debt, issue certain preferred stock or similar equity securities, make loans and investments, sell or otherwise dispose of assets, incur liens, enter into transactions with affiliates, enter into agreements restricting its subsidiaries’ ability to pay dividends, and consolidate, merge or sell all or substantially all assets. Additionally, the Indenture contains a covenant limiting the Companies’ ability to permit certain entities relating to the joint venture previously announced in February 2026 to incur additional debt or issue additional equity (the “IPCo Covenant”).

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the New 1L Exchange Notes, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indenture and the New 1L Exchange Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the New 1L Exchange Notes, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and are incorporated by reference herein.

Existing First Lien Notes Supplemental Indenture and Term Loan Credit Agreement Amendment

On the Settlement Date, Xerox, Holdings, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, entered into that certain third supplemental indenture (the “Third Supplemental Indenture”), to the indenture, dated as of April 11, 2025, among Xerox, as issuer, Holdings, as guarantor, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, governing the 10.250% Senior Secured First Lien Notes due 2030 (the “Existing First Lien Notes”), to add the IPCo Covenant.

Additionally, on the Settlement Date, the previously disclosed operative provisions of Amendment No. 2, dated as of October 29, 2026 (the “Term Loan Credit Agreement Amendment”), to the First Lien Term Loan Credit Agreement, dated as of November 17, 2023 (as amended by Amendment No. 1, dated as of July 1, 2025, the “Term Loan Credit Agreement”), among Xerox, Holdings, the other guarantors party thereto, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and collateral agent, became effective, including the IPCo Covenant, which applies from and after the consummation of the Exchanges. Pursuant to the Term Loan Credit Agreement Amendment, the required lenders consented to the Exchanges, the incurrence of the New 1L Exchange Notes and the related guarantees and liens were expressly permitted, and the administrative agent and collateral agent were authorized to enter into the intercreditor joinders and related documents necessary to give effect to the Exchanges.

The foregoing summary and description of the Third Supplemental Indenture and the Term Loan Credit Agreement Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Supplemental Indenture and the Term Loan Credit Agreement Amendment, which are filed as Exhibit 4.3 and Exhibit 10.1 hereto, respectively, and are incorporated by reference herein.

The Exchange Agreement

The Companies consummated the Exchanges pursuant to the exchange agreement, dated as of the Settlement Date (the “Exchange Agreement”), among the Companies, the subsidiary guarantors party thereto and the Exchanging Holders.

Additionally, pursuant to the Exchange Agreement, Holdings agreed to certain customary registration rights related to resale of the Exchange Common Stock by the Exchanging Holders. These include, among others, an obligation by Holdings to timely file required reports with the Securities and Exchange Commission, promptly remove restrictive legends on the Exchange Common Stock upon specified conditions being met including sale pursuant to an effective registration statement and maintaining an effective resale registration statement for a specified period of time.

The foregoing summary and description of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Exchange Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the Exchanges, on the Settlement Date, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, Holdings issued 3,872,062 shares of Exchange Common Stock to certain of the Exchanging Holders.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 4.1*	Indenture, dated November 13, 2026, by and among Xerox Corporation, as issuer, Xerox Holdings Corporation, as parent guarantor, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

Exhibit 4.2	Form of 10.250% Senior Secured First Lien Note (2026 Issue) due 2030 (included in Exhibit 4.1).

Exhibit 4.3	Third Supplemental Indenture, dated November 13, 2026, by and among Xerox Corporation, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

Exhibit 10.1	Amendment No. 2, dated as of October 29, 2026, to the First Lien Term Loan Credit Agreement, dated as of November 17, 2023 (as amended by Amendment No. 1, dated as of July 1, 2025), among Xerox Corporation, Xerox Holdings Corporation, the other guarantors party thereto, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to Xerox Holdings Corporation’s Current Report on Form 8-K, dated October 29, 2026 (Film No: 261497604)).

Exhibit 10.2*	Exchange Agreement, dated as of November 13, 2026, by and among Xerox Corporation, Xerox Holdings Corporation, the other guarantors party thereto and the Exchanging Holders.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrants hereby undertake to furnish supplementally a copy of any omitted exhibit or schedule upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

Dated: November 13, 2026	XEROX HOLDINGS CORPORATION

	By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer

Dated: November 13, 2026	XEROX CORPORATION

	By:	/s/ Charles Douglas Butler
	Name:	Charles Douglas Butler
	Title:	Chief Financial Officer